UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2012
Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2012, Unit Corporation, including certain of its subsidiaries (collectively the "Company") entered into a First Amendment and Consent to Senior Credit Agreement (“Agreement”) with the following lenders: BOKF, NA (formerly Bank of Oklahoma, NA); Compass Bank; Bank of America, N.A.; BMO Harris Financing, Inc.; Wells Fargo Bank, N.A.; Comerica Bank; Credit Agricole Corporate and Investment Bank; Canadian Imperial Bank of Commerce, New York Agency; and The Bank of Nova Scotia.  BOKF, NA is serving as administrative agent for the other lenders under the Agreement.  The Agreement amends the Company's existing credit agreement entered into between the Company and certain lenders on September 13, 2011 ("Existing Credit Agreement"), attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 15, 2011, and incorporated by reference herein. The Agreement provides for, among other things, modification of the Existing Credit Agreement to increase the Total Commitment to $500,000,000, the Maximum Credit Amount to $900,000,000 and the permitted amount of total subordinated indebtedness to $950,000,000.  The Agreement further provides that, effective on and concurrent with the closing of the Company’s purchase of certain properties from Noble Energy, Inc. (under that Purchase and Sale Agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 12, 2012), the Borrowing Base set forth in the Existing Credit Agreement will be increased to $800,000,000 until the next scheduled Determination Date, which is October 1, 2012.

        The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the attached copy of the Agreement, which is incorporated by reference into this item 1.01. Capitalized terms used and not otherwise defined herein have the meanings given them in the Agreement.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description.

10.1	First Amendment and Consent to Senior Credit Agreement dated September 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: September 10, 2012	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.        Description.

10.1	First Amendment and Consent to Senior Credit Agreement dated September 5, 2012.